LOAN AGREEMENT

In this Loan Agreement (this “Agreement”), executed as of this 31st day of January, 2006, by and between Axion Battery Products, Inc., a Pennsylvania corporation and wholly owned subsidiary of Axion Power International, Inc. (“Borrower”), Axion Power International, Inc., a Delaware corporation (“Accommodation Party”) and Robert Averill, an individual (“Lender”), Borrower, Accommodation Party and Lender agree as follows:

1. Loan.

Borrower, Accommodation Party, and Lender agree to the following terms:

(a) Lender will make a loan (the “Loan”) to Borrower in the principal amount of One Million Dollars ($1,000,000.00) for the purpose of purchasing certain equipment, inventory and other personal property (the “Property”) and Borrower’s operating expenses, payable in monthly installments of interest accruing at the rate of 10 percent per annum, with the principal due on the first banking day of February 2007. In the event Borrower does not consummate the purchase of the Property, Borrower shall release and return the Loan to Lender and shall not use the Loan for any other purpose;

(b) Accommodation Party agrees to issue warrants to purchase 50,000 shares of common stock of Accommodation Party at the rate of $6.00 per share, exercisable for 36 months from date of issuance, upon the execution of this Agreement and at the end of each three month period thereafter until the Loan is paid in full, on the same terms and conditions. Accommodation Party will take whatever steps are necessary to register the shares for immediate sale;

(c) the Loan will not be used for operating expenses for Accommodation Party.

2.  Security for Debt.

As security for the obligations of this Agreement, Lender has agreed to accept:

(a)  A first priority security interest in the Property owned by Borrower consisting of all equipment, inventory, furniture and fixtures, together with all substitutions, replacements, or accessions thereto and all proceeds and accessions of the above-described collateral (“Borrower’s collateral”); and

(b)  A first priority security interest in tangible and intangible personal property owned by Accommodation Party, including equipment, inventory, furniture, fixtures and intellectual property, together with all substitutions, replacements, developments or accessions thereto and all proceeds, and accessions of the above-described collateral (“Accommodation Party’s collateral”); and

(c) A first priority security interest in tangible and intangible personal property of any subsidiary of Accommodation Party other than the Borrower
.

3. Borrower’s Loan Documents.

Concurrently with this Agreement, Borrower shall deliver to Lender the following documents collectively referred to as the “Borrower’s Loan Documents”:

(a)  Promissory Note in the principal amount of $1,000,000.00, payable in monthly installments of interest accruing at the rate of 10 percent per annum, by wire transfer on the first banking day of each month beginning in February 2006 and for eleven consecutive months thereafter, with the principal due on the first banking day of February 2007 (“Borrower’s Promissory Note”);

(b) Security Agreement, granting Lender a first priority security interest in the Borrower’s collateral;

 (c) UCC-1 Financing Statement for the Commonwealth of Pennsylvania, to be filed or recorded by Lender in accordance with state law for the purpose of perfecting Lender’s security interest in the Borrower’s collateral.

4.	Accommodation Party’s Loan Documents and Issuance of Warrants.

Concurrently with this Agreement, Accommodation Party shall deliver to Lender the following documents collectively referred to as “Accommodation Party’s Loan Documents”:

(a)  Security Agreement, granting Lender a first priority security agreement on Accommodation Party’s collateral;

(b) UCC-1 Financing Statement for the State of New York, to be filed or recorded by Lender in accordance with state law for the purpose of perfecting Lender’s security interest in Accommodation Party’s collateral;

(c) Documents necessary for Lender to file or record in the Province of Ontario, Canada to perfect his security interest against Accommodation Party’s collateral located in Ontario, Canada;

(d) Common Stock Purchase Warrant in favor of Lender, for the issuance of 50,000 shares of common stock of Accommodation Party to be exercised at the rate of $6.00 per share for a period of 36 months from the date of execution of this Agreement; and

(e) Such additional Common Stock Purchase Warrants in favor of Lender, each of the issuance of 50,000 shares of common stock of Accommodation Party to be exercised at the rate of $6.00 per share for a period of 36 months from the date of issuance, as are necessary to satisfy Accommodation Party’s obligation under ¶ 1(b) of this Agreement.

5.	Covenants of Borrower

As a material inducement to Lender’s entering into this Agreement, Borrower represents and warrants to Lender as of the date of execution of this Agreement and continuing thereafter that:

(a) Borrower is authorized to execute, deliver and perform its obligations under this Agreement and the Borrower’s Loan Documents, and such obligations shall be valid and binding obligations of Borrower;

(b) Borrower’s execution, delivery, and performance under this Agreement and the Borrower’s Loan Documents, to the best of Borrower’s knowledge, does not: (i) require any consent or approval not otherwise obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (ii) violate any statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (iii) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower is bound or regulated; or (iv) violate any material statute, law, regulation or ordinance, or any order of any court or governmental entity.

(c) Borrower shall comply in all material respects with all applicable laws, statutes and governmental regulations and all applicable orders, rules, rulings, certificates, licenses, regulations and decrees (collectively, “Laws”) and shall pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligations which, if unpaid, might become a lien, charge or encumbrance against the Property, except Laws contested in good faith and liabilities being contested in good faith.

(d) Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that Borrower shall not be required to preserve any such existence if (i) the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower; and (ii) the loss thereof is not disadvantageous in any material respect to the Lender.

6.	Covenants of Accommodation Party

As a material inducement to Lender’s entering into this Agreement, Accommodation Party represents and warrants to Lender as of the date of execution of this Agreement and continuing thereafter that:

(a) Accommodation Party is authorized to execute, deliver and perform its obligations under this Agreement and the Accommodation Party’s Loan Documents, and such obligations shall be valid and binding obligations of Accommodation Party.

(b) Accommodation Party’s execution, delivery, and performance under this Agreement and the Accommodation Party’s Loan Documents, to the best of Accommodation Party’s knowledge, does not: (i) require any consent or approval not otherwise obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (ii) violate any statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (iii) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Accommodation Party is bound or regulated; or (iv) violate any material statute, law, regulation or ordinance, or any order of any court or governmental entity.

(c) Accommodation Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that Accommodation Party shall not be required to preserve any such existence if (i) the Board of Directors of Accommodation Party shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Accommodation Party; and (ii) the loss thereof is not disadvantageous in any material respect to the Lender.

(d) Neither Accommodation Party nor any of its subsidiaries shall enter into a transaction between Accommodation Party and any of its subsidiaries and a director or officer of Accommodation Party, or any shareholder of Accommodation Party who holds five percent or more of the issued and outstanding shares of the Accommodation Party’s common stock unless the Board of Directors in good faith determines that the terms of such transaction are fair to the Accommodation Party or such subsidiary.

(e) Accommodation Party shall indemnify and hold Lender harmless for any damages, costs and legal fees incurred in any legal, equitable or other proceeding brought by a third party against Lender in connection with entering into this Agreement, the Borrower’s Loan Documents or the Accommodation Party’s Loan Documents.

7.	Events of Default.

The term “Event of Default” means any one of the following events:

(a) Borrower’s failure to pay when due any sums payable under the Promissory Note on or prior to the day it becomes due that remains uncured after 30 days receipt of written notice;

(b) Borrower’s material breach of any other covenant contained in the Promissory Note that remains uncured after 30 days receipt of written notice;

(c) Borrower’s material breach of any covenant made in this Agreement that remains uncured after 30 days receipt of written notice;

(d) Borrower’s material breach of any covenant made in its Security Agreement that remains uncured after 30 days receipt of written notice;

(e) Accommodation Party’s material breach of any covenant contained in this Agreement that remains uncured for 30 days;

(f) Accommodation Party’s material breach of any covenant contained in its Security Agreement that remains uncured for 30 days.

8.  Remedies

In the Event of a Default, Lender shall provide written notice to Borrower and Accommodation Party. If Borrower or Accommodation Party fails to cure any Event of Default within the time period set forth in paragraph 7, Lender may immediately exercise its rights and remedies under state law pursuant to Borrower’s Loan Documents and pursuant to Accommodation Party’s Loan Documents, including the right to execute his security interest in any of the property that secures the Loan.

9. Miscellaneous

(a) All notices under this Agreement, the Borrower’s Loan Documents and the Accommodation Party’s Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, first class, postage prepaid and addressed at the address specified. Notices must given by email and any other method of delivery, such as facsimile, regular mail, overnight or personal delivery, to the parties at the addresses listed below:

To Lender:   Robert Averill
377 Cupsaw Drive
Ringwood, New Jersey 07456
Facsimile: 973-962-6138
Email: averillbob@yahoo.com

To Borrower:   William E. Kelleher, Jr.
Cohen & Grigsby, P.C.
11 Stanwix Street, 15th Floor
Pittsburgh, Pennsylvania 15222-1319
Telephone: 412-297-4703
Direct Facsimile: 412-209-1997
Email: Wkelleher@cohenlaw.com and tomg@gelevator.com

To Accommodation Party: Axion Power International, Inc.
Thomas G. Granville
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
Facsimile: 905-264-2385
Email: tomg@gelevator.com

Any change in the address of any party shall be given by the party having such change to the other parties in the manner provided above. Thereafter, all notices shall be given in accordance with the notice of change of address. Notices given before actual receipt of the notice of change of address shall not be invalidated by change of address.

(b) Time is of the essence of this Agreement.

(c) The waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or of an identical act required to be performed at a later time. The exercise of any remedy provided for in this Agreement shall not constitute a waiver of any other remedy provided by law.

(d) The unenforceability, invalidity, or illegality of any provision of this Agreement shall not render any other provision unenforceable, invalid, or illegal.

(e) This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania in force from time to time.

(f) As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall each be considered to include the others whenever the context so indicates.

(g) This Agreement shall inure to the benefit of, and be binding upon, the heirs, assigns, transferees, personal representatives, and successors in interest of the parties hereto.

(h) The captions in this Agreement shall have no effect on its interpretation.

(i) In the event of any dispute regarding this Agreement, Borrower agrees to pay Lender’s attorneys’ fees and costs actually incurred.

(j) This Agreement may be signed in counterpart and all signatures shall constitute the entire Agreement. Signature by facsimile shall be deemed original.

Dated this 31st day of January, 2006.

BORROWER

AXION POWER PRODUCTS, INC., a Pennsylvania corporation

By_________________________________
  , President

LENDER

ROBERT AVERILL

By__________________________________

ACCOMMODATION PARTY

AXION POWER INTERNATIONAL, INC., a Delaware corporation

By_________________________________
  , Pre